EXHIBIT 99.1

Evome Strengthens Major Creditor Relationship After the Sale of the Simbex Unit to Riddell,

LOI Related to Simbex Acquisition Debt is Cancelled

New York, New York, April 12 2024 - Evome Medical Technologies Inc (the "Company" or "Evome") highlighted the strengthening credit relationship with Pathward, N.A. ("Pathward"), the Company's senior lender. As the Company works to sell non-core business units to reduce acquisition debt in an effort to improve operational profitability, Pathward provides working capital to fuel revenue growth of the Company's new Biodex products. Pathward has featured the strong and growing relationship with Evome as an example of its willingness to fund growth companies:

Evome Medical Technologies enjoys multi-year expansion with financing from Pathward

Web link: https://www.pathward.com/news/evome-medical-technologies-enjoys-multi-year-expansion-with-fina/

This focus on revenue growth and market expansion has led the Company's operating subsidiary,  Biodex Rehab Systems, LLC ("Biodex"), to launch a new, high-tech product called the RST (Reactive Step Trainer), previously announced by the Company. The RST was launched by the Company at the American Physical Therapy Association Combined Sections Meeting in Boston on February 15, 2024. The RST is designed to improve balance and reduce tripping and falling, particularly among elderly patients. The Reactive Step Trainer can provide repetitive conditioning training along with random and on-demand perturbation challenges, designed to help patients improve their compensatory step strategies and reduce fall risk. It has been meticulously engineered to be cost-effective, ensuring accessibility to a wider range of patients, while also prioritizing functionality to effectively cater to the clinical requirements of Physical Therapists.

Looking ahead, Evome plans to continue its innovation with the upcoming launch of the SpaceTek Knee™. This isokinetic device, co-developed with NASA, represents another milestone in Evome's commitment to advancing medical technology and improving patient outcomes while improving margins and increasing sales by democratizing its technology to a broader market.

"As we focus on the higher margin Biodex product line, we will work towards shedding non-core assets for the purpose of reducing existing acquisition debt," said CEO Mike Seckler. "Simbex was an excellent example of this strategy. By selling Simbex, we both paid down a significant portion of acquisition debt and we are able to focus our time, capital and energy on the Biodex product line."

The Company also announced that the non-binding letter of intent (LOI) to extend acquisition debt related to the Company's acquisition of Simbex LLC in 2021, previously announced by the Company on February 8, 2024, has been cancelled and the unsecured and subordinated debt will revert to its previous status as an unsecured subordinated debt of the Company.

Mike Seckler

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Cautionary Statements

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company reducing debt by divesting non-core business units and the financial implications of such divestitures; the benefits of using the RST; and the Company launching its SpaceTek Knee™ product toward the end of the year. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: the Company successfully identifying a buyer for a non-core business and negotiating and closing a sale; the Company having the necessary capital to complete its business objectives. The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.